Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Reaffirms Previously Announced 2016 Guidance Levels

•	Total Net Revenue increased 7.8% to $224.6 million in the third quarter of 2016 from $208.4 million in the third quarter of 2015
•	Adjusted EBITDA(1) increased 1.6% to $35.9 million in the third quarter of 2016 from $35.3 million in the third quarter of 2015
•	Earnings Per Share adjusted for unusual events taken place in the quarters (“Adjusted Earnings Per Share”) is $0.11 per share in the third quarter of 2016 as compared with $0.10 from the third quarter of 2015
•	Aggregate procedural volumes increased 6.7%; same center revenue increase 0.4% and same center procedural volumes increased 0.1%
•	Completed a successful refinancing transaction during the quarter, extending debt maturities, increasing financial flexibility and eliminating concerns over access to capital for the near future

LOS ANGELES, California, November 9, 2016 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 306 owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2016.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am pleased with our results and the progress we made this quarter. As compared with last year’s third quarter, our business demonstrated Revenue and EBITDA growth as well as positive same center revenue and procedural increases. This is the tenth quarter in a row where we’ve experienced same center procedural growth, our industry’s best indicator of organic expansion. Additionally, sequentially from our first and second quarters of this year, we have been able to methodically improve our Revenue and EBITDA performance. This improvement is an indication, in a year where we completed no material acquisitions, that our focus on operational excellence is paying dividends.”

Dr. Berger continued, “We continue to pursue several new health system partnerships on the west coast, a business model that has traditionally been a strength of our east coast operations, and we are looking to expand existing joint ventures on the east coast. We are also aggressively pursuing network contracting and capitation opportunities on the east coast. Furthermore, we are in the process of expanding our Breastlink breast disease management capabilities to our east coast markets. We are optimistic about the progress we are making on these fronts and expect to be in a position later this year or early next year to announce the successful completion some of these initiatives.

“On July 1st, we completed a refinancing transaction of our senior secured first lien term loan and revolving credit facility. The transaction extends the maturity of these facilities to 2021 and increases our financial flexibility. The refinancing also affords us the ability to continue to grow our business without having concerns about near term maturities and uncertainty around access to capital over the coming several years.”

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Third Quarter Financial Results

For the third quarter of 2016, RadNet reported Revenue of $224.6 million, Adjusted EBITDA(1) of $35.9 million and Net Income of $1.6 million, respectively. Revenue increased $16.3 million (or 7.8%), Adjusted EBITDA(1) increased $557,000 (or 1.6%) and Net Income decreased $6.3 million, respectively, over the third quarter of 2015. Per share Net Income for the third quarter was $0.04, compared to per share Net Income in the third quarter of 2015 of $0.18 (based upon a weighted average number of diluted shares outstanding of 46.3 million and 44.8 million for these periods in 2016 and 2015, respectively).

The comparison of Net Income is affected by certain unusual items which occurred in each of the third quarters of 2016 and 2015. During the third quarter of 2016, we wrote-off $709,000 of deferred financing fees and expensed $606,000 of one-time rating agency and legal fees related to our refinancing transaction completed on July 1, 2016. We also had a one-time $1.2 million adjustment to depreciation expense and $2.0 million of severance related to our NY acquisitions. Affecting the third quarter of 2015, we recorded a $4.8 million gain from the sale of our New Jersey facilities to our joint venture with Barnabas Health and $2.0 million of implementation revenue from the commencement of operations of our management service contract in Qatar. Adjusting for these events in both quarters, Adjusted Earnings Per Share was $0.11 in the third quarter of 2016 as compared with $0.10 in the third quarter of 2015.

Also affecting Net Income in the third quarter of 2016 (excluding the items mentioned immediately above in the Adjusted Earnings Calculation) were certain non-cash expenses or non-recurring items including: $1.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $188,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $66,000 gain on the sale of certain capital equipment; and $799,000 of amortization of deferred financing costs and loan discounts related to our credit facilities.

For the third quarter of 2016, as compared with the prior year’s third quarter, MRI volume increased 4.7%, CT volume increased 6.6% and PET/CT volume increased 9.0%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.7% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2016 and 2015, MRI volume increased 2.0%, CT volume increased 3.9% and PET/CT volume increased 6.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 0.1% compared with the prior year’s same quarter.

Nine Month Financial Results

For the nine months ended September 30, 2016, RadNet reported Revenue of $659.6 million, Adjusted EBITDA(1) of $98.1 million and Net Income of $3.5 million. Revenue increased $65.7 million (or 11.1%), Adjusted EBITDA(1) increased $9.0 million (or 10.1%) and Net Income decreased $3.3 million, respectively, over the first nine months of 2015. Net Income Per Share for the nine month period ended September 30, 2016 was $0.08 per diluted share, compared to Net Income of $0.15 per diluted share in corresponding nine month period of 2015 (based upon a weighted average number of fully diluted shares outstanding of 46.7 million and 44.7 million for these periods in 2016 and 2015, respectively).

Affecting operating results in the nine months ended September 30, 2016 were certain non-cash expenses or non-recurring items including: $4.9 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $2.5 million of severance paid in connection with headcount reductions related to cost savings initiatives; $375,000 loss on the sale of certain capital equipment; $606,000 of one-time rating agency and legal fees related to our refinancing transaction completed on July 1, 2016; $5.0 million settlement gain related to the return of common stock in connection with our acquisition of Diagnostic Imaging Group; $6.1 million charge to Revenue related to working capital adjustments also pertaining to acquisitions we completed in New York; and $4.3 million of amortization of deferred financing costs and loan discounts related to our credit facilities.

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2016 Guidance Update

RadNet reaffirms its previously announced 2016 guidance ranges as follows:

Total Net Revenue (a)	$870 million - $910 million
Adjusted EBITDA(1)	$130 million - $140 million
Capital Expenditures (b)	$55 million - $58 million
Cash Interest Expense	$37 million - $40 million
Free Cash Flow Generation (c)	$40 million - $50 million

(a)	Note the change from prior years. This metric is now presented after the subtraction of bad debt.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests. Represents an increase of $2 million from revised guidance range released in conjunction with our second quarter results.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger added, “We are on track to meet our guidance ranges for the year. All ranges remain unchanged from what we announced previously with the exception of increasing and narrowing our targeted capital expenditure range by $3 million. This increase is to continue to fund a replacement program of our computed radiography (CR x-ray) scanners to provide them with digital wireless transmitting capabilities as well as fund certain center expansions in several of our markets.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2016 results on Wednesday, November 9th, 2016 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Wednesday, November 9, 2016

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-417-8531

International Dial-In Number: 719-457-1517

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=121830 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 5168653.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 306 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2016 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$358	$446
Accounts receivable, net	183,229	162,843
Current portion of deferred tax assets	22,279	22,279
Due from affiliates	3,249	4,815
Prepaid expenses and other current assets	28,566	38,986
Total current assets	237,681	229,369
PROPERTY AND EQUIPMENT, NET	249,397	256,722
OTHER ASSETS
Goodwill	240,640	239,408
Other intangible assets	43,330	45,253
Deferred financing costs	2,116	2,841
Investment in joint ventures	41,868	33,584
Deferred tax assets, net of current portion	22,939	24,685
Deposits and other	5,428	4,565
Total assets	$843,399	$836,427
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$114,716	$113,813
Due to affiliates	5,243	6,564
Deferred revenue	1,658	1,598
Current portion of notes payable	22,047	22,383
Current portion of deferred rent	2,861	2,563
Current portion of obligations under capital leases	6,047	10,038
Total current liabilities	152,572	156,959
LONG-TERM LIABILITIES
Deferred rent, net of current portion	25,889	26,865
Line of credit	1,600	–
Notes payable, net of current portion	614,982	599,914
Obligations under capital lease, net of current portion	3,719	6,385
Other non-current liabilities	4,292	9,843
Total liabilities	803,054	799,966
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 46,467,404 and 46,281,189 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in-capital	197,881	197,297
Accumulated other comprehensive loss	(166)	(153)
Accumulated deficit	(161,022)	(164,571)
Total RadNet, Inc.'s stockholders' equity	36,697	32,577
Noncontrolling interests	3,648	3,884
Total equity	40,345	36,461
Total liabilities and equity	$843,399	$836,427

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$208,430	$192,904	$613,031	$546,337
Provision for bad debts	(11,253)	(9,433)	(33,883)	(25,295)
Net service fee revenue	197,177	183,471	579,148	521,042
Revenue under capitation arrangements	27,466	24,895	80,448	72,880
Total net revenue	224,643	208,366	659,596	593,922
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	192,752	175,631	583,640	520,348
Depreciation and amortization	17,318	14,601	49,541	43,836
(Gain) Loss on sale and disposal of equipment	(66)	738	375	774
Severance costs	2,188	167	2,528	297
Total operating expenses	212,192	191,137	636,084	565,255
INCOME FROM OPERATIONS	12,451	17,229	23,512	28,667
OTHER INCOME AND EXPENSES
Interest expense	11,404	10,546	32,830	30,965
Meaningful use incentive	–	–	(2,808)	(3,270)
Equity in earnings of joint ventures	(2,576)	(1,992)	(8,129)	(6,301)
Gain on sale of imaging centers	–	(4,823)	–	(4,823)
Gain from return of common stock	–	–	(5,032)	–
Other expenses	174	8	180	418
Total other expenses	9,002	3,739	17,041	16,989
INCOME BEFORE INCOME TAXES	3,449	13,490	6,471	11,678
Provision for income taxes	(1,458)	(5,199)	(2,531)	(4,300)
NET INCOME	1,991	8,291	3,940	7,378
Net income attributable to noncontrolling interests	344	304	391	550

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$1,647	$7,987	$3,549	$6,828

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04	$0.18	$0.08	$0.16

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04	$0.18	$0.08	$0.15

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	45,868,629	43,637,022	46,337,993	43,247,002
Diluted	46,333,970	44,751,936	46,748,836	44,704,323

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,940	$7,378
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	49,541	43,836
Provision for bad debts	33,883	25,295
Gain from return of common stock	(5,032)	–
Equity in earnings of joint ventures	(8,129)	(6,301)
Distributions from joint ventures	2,929	6,255
Amortization and write off of deferred financing costs and loan discount	4,244	4,000
Loss on sale and disposal of equipment	375 #	774
Gain on sale of imaging centers	–	(4,823)
Stock-based compensation	4,918	6,477
Changes in operating assets and liabilities, net of assets
acquired and liabilities assumed in purchase transactions:
Accounts receivable	(53,277)	(32,485)
Other current assets	10,420	(15,628)
Other assets	751	(1,254)
Deferred taxes	1,746	2,750
Deferred rent	(678)	6,034
Deferred revenue	60	(641)
Accounts payable , accrued expenses and other	9,039	(1,602)
Net cash provided by operating activities	54,730	40,065
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(6,603)	(41,237)
Purchase of property and equipment	(52,110)	(38,736)
Proceeds from sale of equipment	63	648
Proceeds from sale of imaging facilities	–	35,500
Cash distribution from existing JV partner	994	443
Equity contributions in existing and purchase of interest in joint ventures	(1,374)	(265)
Net cash used in investing activities	(59,030)	(43,647)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(9,219)	(6,645)
Proceeds from borrowings	476,503	74,401
Payments on term loan debt	(463,022)	(17,548)
Deferred financing costs	(945)	(531)
Net proceeds (payments) on revolving credit facility	1,600	(15,300)
Distributions paid to noncontrolling interests	(492)	(613)
Proceeds from sale of non-controlling interests	–	5,005
Purchase of non-controlling interests	(350)	–
Proceeds from issuance of common stock upon exercise of options/warrants	150	594
Net cash provided by financing activities	4,225	39,363
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(13)	(34)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(88)	35,747
CASH AND CASH EQUIVALENTS, beginning of period	446	307
CASH AND CASH EQUIVALENTS, end of period	$358	$36,054
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$26,819	$26,543

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2016	2015

Net Income Attributable to RadNet, Inc. Common Shareholders	$1,647	$7,987
Plus Provision for Income Taxes	1,458	5,199
Plus Other Expenses	174	8
Plus Interest Expense	11,404	10,546
Plus Severance Costs	2,188	167
Plus Loss (Gain) on Sale of Equipment	(66)	738
Less Gain on Sale of Imaging Centers	–	(4,823)
Plus One Time Fees Related to Term Loan Refinancing	606	–
Plus Depreciation and Amortization	17,318	14,601
Plus Non Cash Employee Stock Compensation	1,157	906
Adjusted EBITDA(1)	$35,886	$35,329

	Nine Months Ended
	September 30,
	2016	2015

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$3,549	$6,828
Plus Provision for (Benefit From) Income Taxes	2,531	4,300
Plus Other Expenses	180	418
Plus Interest Expense	32,830	30,965
Plus Severance Costs	2,528	297
Plus Loss on Sale of Equipment	375	774
Plus Acquisition Related Working Capital Adjustment	6,072	–
Less Gain from Return of Common Stock	(5,032)	–
Less Gain on Sale of Imaging Centers	–	(4,823)
Plus One Time Fees Related to Term Loan Refinancing	606	–
Plus Depreciation and Amortization	49,541	43,836
Plus Non Cash Employee Stock Compensation	4,918	6,477
Adjusted EBITDA(1)	$98,098	$89,072

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PAYOR CLASS BREAKDOWN**

Third Quarter
2016

Commercial Insurance	55.1%
Medicare	20.7%
Capitation	11.6%
Workers Compensation/Personal Injury	4.0%
Medicaid	3.2%
Other	5.4%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year	Full Year
	2016	2015	2014	2013

MRI	34.8%	35.3%	36.1%	36.3%
CT	15.8%	15.7%	15.3%	15.5%
PET/CT	5.0%	5.1%	5.7%	5.6%
X-ray	9.2%	9.6%	10.2%	10.5%
Ultrasound	12.3%	11.5%	11.1%	11.0%
Mammography	16.5%	16.4%	16.5%	15.7%
Nuclear Medicine	1.2%	1.3%	1.4%	1.5%
Other	5.2%	5.1%	3.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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